UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): November 6, 2008

                                    CDEX INC.
             (Exact name of registrant as specified in its charter)

          Nevada                        000-49845            52-2336836
          ------                        ---------            ----------
 (State or other jurisdiction of        (Commission          (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)

       4555 South Palo Verde, Suite 123
                Tucson, Arizona                             85714
                ---------------                             -----
       (Address of principal executive offices)             (Zip Code)

                                 (520) 745-5172
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 6, 2008, CDEX announced record ValiMed sales and a more than doubling of its hospital client base in FY08, which ended October 31. Eleven ValiMed units were sold or leased in the fourth quarter and, in addition, a backlog of orders exists. Going into FY09 with a backlog and a strong sales pipeline, CDEX projected that in the first six months of FY09 it will sell or lease over 25 new ValiMed units, continuing the trend of year-over-year growth. CDEX further announced the introduction of the next generation of ValiMed systems at the upcoming American Society of Health-System Pharmacists meeting in Orlando, Florida, in December. These new models and applications are flexible and designed to accommodate the varying requirements of CDEX customers worldwide. CDEX also anticipates that its strong U.S. sales pipeline should result in continued growth of the market share and branding of ValiMed as a standard of medication safety. CDEX further expects that its international expansion should continue in FY09 with the addition of new distributor geographies and opportunities related to co-development and marketing initiatives with key partners in Europe to customize its medication signatures offering for the ValiMed Systems. CDEX believes that it will sell more ValiMed Units in the first six months of the new fiscal year than in all of FY08.


Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number          Title of Document
------          -----------------
99.1            Press Release, dated November 6, 2008




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CDEX INC.

Date: November 10, 2008                By:   /s/ Malcolm H. Philips, Jr.
                                             ---------------------------
                                             Malcolm H. Philips, Jr., President